Exhibit 23.4  --  Consent of Experts



Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                               3340 Wynn Road, Suite B
                                                   Las Vegas, NV 89102
                                                          702.257.1984
                                                      702.362.0540 fax





To Whom It May Concern:

We have issued our report dated February 17, 2003, accompanying the financial statements of Wireless Wizard, Inc. on Form SB-2 for the period of June 28, 1999 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Wireless Wizard, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP
----------------------------

February 17, 2003


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